Exhibit 99.1

Bristol Myers Squibb Reports Second Quarter Financial Results for 2025
Performance Underscores Continued Execution Against Long-Term Growth Strategy

•Second quarter revenues were $12.3 billion
◦Growth Portfolio revenues were $6.6 billion, +18% (+17% Ex-FX)
•GAAP EPS was $0.64 and non-GAAP EPS was $1.46; Both figures include net impact of $(0.57) due to the Acquired IPRD charge associated with the BioNTech strategic partnership
•Raising 2025 revenue guidance to a range of ~$46.5 billion to $47.5 billion; Updating non-GAAP EPS range to $6.35 to $6.65, inclusive of an unfavorable $(0.57) per share impact from the BioNTech Acquired IPRD charge

(PRINCETON, N.J., July 31, 2025) – Bristol Myers Squibb (NYSE: BMY) today reports results for the second quarter of 2025.

“We are making good progress rewiring the company for long-term growth. In the second quarter, we delivered strong results across our Growth Portfolio, continued to optimize our cost structure, and added to our innovative pipeline with strategic partnerships,” said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. “In the back half of the year, we're focused on advancing transformational medicines and delivering on our Growth Portfolio and important pipeline opportunities to shape our growth trajectory."

	Second Quarter Results
$ in millions, except per share amounts	2025	2024	Change	Change Excl. FX**
Total Revenues	$12,269	$12,201	1%	0%
Earnings/(Loss) Per Share - GAAP*	0.64	0.83	(22)%	N/A
Earnings/(Loss) Per Share - Non-GAAP*	1.46	2.07	(29)%	N/A
Acquired IPRD Charge and Licensing Income Net Impact on Earnings/(Loss) Per Share	(0.57)	(0.04)	N/A	N/A
*GAAP and Non-GAAP earnings/(loss) per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

SECOND QUARTER RESULTS
All comparisons are made versus the same period in 2024 unless otherwise stated.
•Growth Portfolio revenues of $6.6 billion increased 18%, or 17% Ex-FX. Revenue growth was primarily driven by our immuno-oncology (IO) portfolio, Breyanzi, Reblozyl and Camzyos, and reflects the continued strength of Cobenfy.
•Legacy Portfolio revenues of $5.7 billion decreased 14%, or 15% Ex-FX. Demand increased for Eliquis, offset by expected continued generic impact across the remainder of the Legacy Portfolio, as well as the impacts from U.S. Medicare Part D redesign.
•Total revenues of $12.3 billion increased 1%, and were relatively flat Ex-FX.
◦U.S. revenues of $8.5 billion decreased 3%.
◦International revenues of $3.8 billion increased 10%, or 8% Ex-FX.
SECOND QUARTER PRODUCT REVENUE HIGHLIGHTS(d)

($ amounts in millions)	Quarter Ended June 30, 2025			% Change from Quarter Ended June 30, 2024			% Change from Quarter Ended June 30, 2024 Ex-FX**
	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	Int'l	WW(c)
Growth Portfolio
Opdivo	$1,506	$1,053	$2,560	7%	7%	7%	7%	7%
Opdivo Qvantig	28	1	30	N/A	N/A	N/A	N/A	N/A
Orencia	711	252	963	(4)%	23%	2%	20%	1%
Yervoy	451	277	728	12%	22%	16%	21%	15%
Reblozyl	453	114	568	30%	51%	34%	46%	33%
Opdualag	252	32	284	13%	161%	21%	155%	20%
Breyanzi	255	88	344	110%	183%	125%	167%	122%
Camzyos	214	46	260	65%	>200%	87%	>200%	86%
Zeposia	105	46	150	(5)%	15%	—%	10%	(2)%
Abecma	47	40	87	(14)%	(1)%	(8)%	(7)%	(11)%
Sotyktu	43	27	70	5%	116%	31%	109%	29%
Krazati	47	2	48	58%	(32)%	51%	(33)%	51%
Cobenfy	35	—	35	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	201	269	470	15%	56%	35%	55%	35%
Total Growth Portfolio	4,348	2,248	6,596	15%	24%	18%	23%	17%
Legacy Portfolio
Eliquis	2,654	1,027	3,680	4%	18%	8%	12%	6%
Revlimid	732	106	838	(37)%	(44)%	(38)%	(44)%	(38)%
Pomalyst/Imnovid	584	124	708	(18)%	(49)%	(26)%	(51)%	(27)%
Sprycel	68	52	120	(80)%	(38)%	(72)%	(38)%	(72)%
Abraxane	33	72	105	(79)%	(7)%	(55)%	(5)%	(54)%
Other Legacy Products(b)	100	123	223	5%	(4)%	(1)%	(5)%	(1)%
Total Legacy Portfolio	4,171	1,503	5,673	(17)%	(6)%	(14)%	(9)%	(15)%
Total Revenues	$8,519	$3,750	$12,269	(3)%	10%	1%	8%	—%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenue.
(b)    Includes other mature brands.
(c)    Worldwide (WW) includes U.S. and International (Int'l).
(d)     For the above table and all subsequent tables, certain totals may not sum due to rounding. Percentages have been calculated using unrounded amounts.

SECOND QUARTER COST & EXPENSES
All comparisons are made versus the same period in 2024 unless otherwise stated.
The table below presents selected line-item information.

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
($ amounts in millions)	GAAP	Specified Items**	Non-GAAP	GAAP	Specified Items**	Non-GAAP
Cost of products sold	$3,372	(16)	$3,356	$3,267	(296)	$2,971
Gross margin(a)	72.5%		72.6%	73.2%		75.6%
Selling, general and administrative	1,713	(22)	1,691	1,928	(6)	1,922
Research and development	2,580	(318)	2,263	2,899	(604)	2,295
Acquired IPRD	1,508	—	1,508	132	—	132
Amortization of acquired intangible assets	830	(830)	—	2,416	(2,416)	—
Other (income)/expense, net	494	(602)	(108)	273	(277)	(4)
Effective tax rate	25.9%	(9.8)%	16.1%	(30.9)%	45.0%	14.1%
**See "Use of Non-GAAP Financial Information" and refer to the Specified Items schedule below for further detail.
(a) Represents revenue minus cost of products sold divided by revenue.

•Gross margin decreased from 73.2% to 72.5% on a GAAP basis, and from 75.6% to 72.6% on a non-GAAP basis, primarily due to product mix.
•Selling, general and administrative expenses of $1.7 billion decreased 11% on a GAAP basis and 12% on a non-GAAP basis, primarily driven by our ongoing strategic productivity initiative.
•Research and development expenses of $2.6 billion decreased 11% on a GAAP basis, primarily due to lower IPRD impairment charges. Non-GAAP research and development expenses of $2.3 billion decreased 1%, primarily driven by our ongoing strategic productivity initiative.
•Acquired IPRD charges of $1.5 billion increased from $132 million on a GAAP and non-GAAP basis, primarily driven by the execution of a strategic partnership with BioNTech in June 2025.
•Amortization of acquired intangible assets of $830 million decreased 66% on a GAAP basis, primarily due to lower amortization expense related to Revlimid.
•Effective tax rate in 2025 on a GAAP and non-GAAP basis was 25.9% and 16.1%, respectively. The 2024 GAAP effective tax rate was impacted by the release of income tax reserves.
•Net income attributable to Bristol Myers Squibb of $1.3 billion, or $0.64 per share, decreased from $1.7 billion, or $0.83 per share, on a GAAP basis. On a non-GAAP basis, net income attributable to Bristol Myers Squibb of $3.0 billion, or $1.46 per share, decreased from $4.2 billion, or $2.07 per share. GAAP and non-GAAP EPS include the impacts of Acquired IPRD.

PRODUCT AND PIPELINE UPDATES
Entries organized by date and inclusive of second quarter and recent updates.

Asset(s)	Date Announced	Milestone
Sotyktu® (deucravacitinib)	July 21
The U.S. Food and Drug Administration (FDA) accepted for review the supplemental New Drug Application (sNDA) for Sotyktu based on positive results from the pivotal Phase 3 POETYK PsA-1 and POETYK PsA-2 clinical trials for the treatment of adults with active psoriatic arthritis. The FDA assigned a Prescription Drug User Fee Act goal date of March 6, 2026.

In addition, China's Center for Drug Evaluation of National Medical Products Administration and Japan's Ministry of Health, Labour and Welfare accepted sNDAs for Sotyktu in the same indication. The European Medicines Agency (EMA) has also validated the Type II variation application to expand the indication for Sotyktu to include this disease.

Reblozyl® (luspatercept)	July 18
The Phase 3 INDEPENDENCE trial evaluating Reblozyl with concomitant janus kinase inhibitor therapy in adult patients with myelofibrosis-associated anemia receiving red blood cell (RBC) transfusions did not meet its primary endpoint of RBC transfusion independence during any consecutive 12-week period, starting within the first 24 weeks of treatment, compared to placebo. Patients saw a numerical and clinically meaningful improvement in RBC transfusion independence favoring Reblozyl, in line with previous results from the Phase 2 trial.

The company will engage with the FDA and EMA, and plans to engage other health authorities to discuss the submission of marketing applications.

Eliquis® (apixaban)	July 17
The BMS-Pfizer Alliance announced a new direct-to-patient option for purchasing Eliquis via the Alliance's patient resource, Eliquis 360 Support. This option offers uninsured, underinsured or self-pay patients an opportunity to significantly lower out-of-pocket costs for Eliquis.

Breyanzi® (lisocabtagene maraleucel) and Abecma® (idecabtagene vicleucel)	June 26
The FDA approved label updates for CAR T cell therapies Breyanzi and Abecma that reduce certain patient monitoring requirements and remove the Risk Evaluation and Mitigation Strategy (REMS) programs that were in place since each product was initially approved.

Breyanzi	June 16
Primary analysis results of the marginal zone lymphoma cohort of the Phase 2 TRANSCEND FL study evaluating Breyanzi in patients with relapsed or refractory disease demonstrated high rates of durable responses and a consistent safety profile in a fifth cancer type.

Subcutaneous formulation of Opdivo® (nivolumab)	May 28
The European Commission (EC) approved a new Opdivo formulation associated with a new route of administration (subcutaneous use), a new pharmaceutical form, and a new strength. Opdivo SC, or nivolumab for subcutaneous use co-formulated with recombinant human hyaluronidase (rHuPH20), has been approved for use across multiple adult solid tumors as monotherapy, monotherapy maintenance following completion of intravenous nivolumab plus Yervoy® (ipilimumab) combination therapy, or in combination with chemotherapy or cabozantinib.

Opdivo	May 16
The EC approved the perioperative regimen of neoadjuvant Opdivo and chemotherapy followed by surgery and adjuvant Opdivo for the treatment of resectable non-small cell lung cancer at high risk of recurrence in adult patients whose tumors have PD-L1 expression ≥1%.

Business Development
The company recently entered into multiple transactions that enhanced its portfolio and pipeline.
In June 2025, the company entered into an agreement with BioNTech for the global co-development and co-commercialization of BioNTech’s investigational bispecific antibody BNT327 across numerous solid tumor types. Under the agreement, BioNTech and BMS will work jointly to broaden and accelerate the development of this clinical candidate.
Also in June 2025, RayzeBio, Inc., a Bristol Myers Squibb company, entered into a definitive agreement under which Philochem AG, a wholly-owned subsidiary of the Philogen Group, will license the exclusive worldwide rights to develop, manufacture and commercialize OncoACP3, a clinical-stage therapeutic and diagnostic agent targeting prostate cancer, to RayzeBio. The transaction is expected to close in the third quarter of 2025 following the receipt of necessary regulatory approvals and the satisfaction of other customary closing conditions.
In July 2025, the company announced the creation of a new, independent biopharmaceutical company with Bain Capital focused on developing new therapies for autoimmune diseases that address significant unmet needs of patients. The newly formed company launches with five immunology assets in-licensed from Bristol Myers Squibb and a $300 million financing commitment that was led by Bain Capital.
Financial Guidance
Bristol Myers Squibb is increasing its full-year 2025 non-GAAP revenue guidance from a range of approximately $45.8 billion to $46.8 billion, to a range of approximately $46.5 billion to $47.5 billion, reflecting the strength of the Growth Portfolio, better-than-expected Legacy Portfolio sales in the second quarter, and a favorable impact of approximately $200 million related to foreign exchange rates.
Full-year operating expense expectations are now approximately $16.5 billion, reflecting the investment behind recent business development transactions and the identification of additional investment opportunities within our Growth Portfolio. The company now anticipates other income and expense in 2025 to be approximately $250 million of income due to higher-than-anticipated royalties and favorable interest income.
Non-GAAP EPS is now expected to be in the range of $6.35 - $6.65, inclusive of an unfavorable $(0.57) per share impact from the BioNTech Acquired IPRD charge this quarter.

Non-GAAP[2,3]
	April (Prior)	July (Updated)[4]
Total Revenues (Reported & Ex-FX)	~$45.8 - $46.8 billion	~$46.5 - $47.5 billion
Gross Margin %	~72%	No change
Operating Expenses[1]	~$16.2 billion	~$16.5 billion
Other income/(expense)	~$100 million	~$250 million
Effective tax rate	~18%	No change
Diluted EPS	$6.70 - $7.00	$6.35 - $6.65

BioNTech Acquired IPRD Charge Included in Diluted EPS	—	$(0.57)
1 Operating Expenses = SG&A and R&D.
2 See "Use of Non-GAAP Financial Information."
3 April was calculated using foreign exchange rates as of April 23, 2025, and July was calculated using foreign exchange rates as of July 25, 2025.
4 Guidance includes Acquired IPRD charges through Q2 2025, and does not include Acquired IPRD either incurred, or expected to be incurred, after June 30, 2025.

The 2025 financial guidance excludes the impact of any potential future strategic acquisitions, divestitures, specified items that have not yet been identified and quantified, and the impact of future Acquired IPRD charges and licensing income, including any potential Acquired IPRD charges associated with the Philochem transaction, which is expected to close in the third quarter of 2025, subject to customary closing conditions. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website www.bms.com, in the "Investors" section. Non-GAAP guidance assumes exchange rates as of the date noted. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, July 31, 2025, at 8:00 a.m. ET, during which company executives will review financial results with the investment community.
Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.
A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes.
About Bristol Myers Squibb: Transforming Patients' Lives Through Science
At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what's possible for the future of medicine and the patients we serve. For more information, visit us at BMS.com and follow us on LinkedIn, X, YouTube, Facebook and Instagram.

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For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is gross profit excluding certain specified items, as a percentage of revenues, non-GAAP operating margin, which is gross profit less selling, general and administrative expenses and research and development expenses excluding certain specified items as a percentage of revenues, non-GAAP operating expenses, which is selling, general and administrative and research and development expenses excluding certain specified items, non-GAAP selling, general and administrative expenses, which is selling, general and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP measures, excluding the impact of foreign exchange ("Ex-Fx"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-Fx financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures, such as non-GAAP earnings and related EPS information, are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership equity method investments), and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. Certain other significant tax items are also excluded such as the impact resulting from the release of income tax reserves relating to the Celgene acquisition.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and EPS amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, www.bms.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2025 financial guidance, its business development and capital allocation strategy, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that the company will achieve its financial guidance and long-term targets, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; government actions relating to the imposition of new tariffs, trade restrictions and export regulations; the company’s ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net product sales	$11,909	$11,925	$22,794	$23,484
Alliance and other revenues	360	276	676	582
Total Revenues	12,269	12,201	23,470	24,066

Cost of products sold(a)	3,372	3,267	6,404	6,199
Selling, general and administrative	1,713	1,928	3,297	4,295
Research and development	2,580	2,899	4,837	5,594
Acquired IPRD	1,508	132	1,695	13,081
Amortization of acquired intangible assets	830	2,416	1,660	4,773
Other (income)/expense, net	494	273	833	354
Total Expenses	10,496	10,915	18,726	34,296

Earnings/(Loss) Before Income Taxes	1,773	1,286	4,744	(10,230)
Income tax provision	460	(398)	969	(6)
Net Earnings/(Loss)	1,313	1,684	3,775	(10,224)
Noncontrolling Interest	2	4	9	7
Net Earnings/(Loss) Attributable to BMS	$1,310	$1,680	$3,766	$(10,231)

Weighted-Average Common Shares Outstanding:
Basic	2,035	2,027	2,033	2,025
Diluted	2,038	2,029	2,039	2,025

Earnings/(Loss) per Common Share:
Basic	$0.64	$0.83	$1.85	$(5.05)
Diluted	0.64	0.83	1.85	(5.05)

Other (income)/expense, net
Interest expense(b)	$485	$521	$979	$946
Royalty income - divestitures	(286)	(265)	(558)	(536)
Royalty and licensing income	(162)	(191)	(421)	(352)
Provision for restructuring	223	260	356	480
Investment income	(139)	(87)	(277)	(270)
Integration expenses	32	74	74	145
Litigation and other settlements	1	69	259	71
Acquisition expense	3	1	5	50
Equity investment (gains)/losses	22	(107)	100	(209)
Contingent consideration	336	—	336	—
Other	(21)	(2)	(19)	29
Other (income)/expense, net	$494	$273	$833	$354
(a)     Excludes amortization of acquired intangible assets.
(b) Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024
(Unaudited, dollars in millions)

							Change vs. 2024
	2025			2024			GAAP			Excl. F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$1,506	$1,053	$2,560	$1,406	$981	$2,387	7%	7%	7%	7%	7%	7%
Opdivo Qvantig	28	1	30	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	711	252	963	742	206	948	(4)%	23%	2%	(4)%	20%	1%
Yervoy	451	277	728	404	226	630	12%	22%	16%	12%	21%	15%
Reblozyl	453	114	568	348	77	425	30%	51%	34%	30%	46%	33%
Opdualag	252	32	284	223	12	235	13%	161%	21%	13%	155%	20%
Breyanzi	255	88	344	122	31	153	110%	183%	125%	110%	167%	122%
Camzyos	214	46	260	130	9	139	65%	>200%	87%	65%	>200%	86%
Zeposia	105	46	150	111	40	151	(5)%	15%	—%	(5)%	10%	(2)%
Abecma	47	40	87	54	41	95	(14)%	(1)%	(8)%	(14)%	(7)%	(11)%
Sotyktu	43	27	70	41	12	53	5%	116%	31%	5%	109%	29%
Krazati	47	2	48	29	3	32	58%	(32)%	51%	58%	(33)%	51%
Cobenfy	35	—	35	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	201	269	470	175	173	348	15%	56%	35%	15%	55%	35%
Total Growth Portfolio	4,348	2,248	6,596	3,785	1,811	5,596	15%	24%	18%	15%	23%	17%
Legacy Portfolio
Eliquis	2,654	1,027	3,680	2,544	872	3,416	4%	18%	8%	4%	12%	6%
Revlimid	732	106	838	1,165	188	1,353	(37)%	(44)%	(38)%	(37)%	(44)%	(38)%
Pomalyst/Imnovid	584	124	708	716	243	959	(18)%	(49)%	(26)%	(18)%	(51)%	(27)%
Sprycel	68	52	120	341	83	424	(80)%	(38)%	(72)%	(80)%	(38)%	(72)%
Abraxane	33	72	105	154	77	231	(79)%	(7)%	(55)%	(79)%	(5)%	(54)%
Other Legacy Products(b)	100	123	223	96	126	222	5%	(4)%	(1)%	5%	(5)%	(1)%
Total Legacy Portfolio	4,171	1,503	5,673	5,016	1,589	6,605	(17)%	(6)%	(14)%	(17)%	(9)%	(15)%
Total Revenues	$8,519	$3,750	$12,269	$8,801	$3,400	$12,201	(3)%	10%	1%	(3)%	8%	—%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Includes Puerto Rico.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(Unaudited, dollars in millions)

							Change vs. 2024
	2025			2024			GAAP			Excl. F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$2,838	$1,986	$4,824	$2,561	$1,904	$4,465	11%	4%	8%	11%	7%	9%
Opdivo Qvantig	37	1	38	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	1,266	467	1,733	1,314	432	1,746	(4)%	8%	(1)%	(4)%	9%	(1)%
Yervoy	845	507	1,351	772	441	1,213	9%	15%	11%	9%	17%	12%
Reblozyl	843	203	1,046	641	138	779	31%	48%	34%	31%	47%	34%
Opdualag	480	56	537	421	20	441	14%	187%	22%	14%	187%	22%
Breyanzi	459	148	607	209	51	260	120%	190%	134%	120%	185%	132%
Camzyos	340	79	419	207	16	223	64%	>200%	88%	64%	>200%	88%
Zeposia	166	92	257	183	78	261	(10)%	18%	(1)%	(10)%	17%	(2)%
Abecma	106	84	190	106	71	177	(1)%	20%	7%	(1)%	19%	7%
Sotyktu	75	51	126	75	22	97	—%	125%	29%	—%	125%	29%
Krazati	91	5	96	50	3	53	82%	62%	81%	82%	65%	81%
Cobenfy	62	—	62	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	375	498	874	329	344	673	14%	45%	30%	14%	45%	30%
Total Growth Portfolio	7,982	4,178	12,159	6,868	3,520	10,388	16%	19%	17%	16%	20%	18%
Legacy Portfolio
Eliquis	5,299	1,946	7,245	5,365	1,771	7,136	(1)%	10%	2%	(1)%	9%	1%
Revlimid	1,541	233	1,774	2,618	404	3,022	(41)%	(42)%	(41)%	(41)%	(41)%	(41)%
Pomalyst/Imnovid	1,121	245	1,366	1,313	511	1,824	(15)%	(52)%	(25)%	(15)%	(52)%	(25)%
Sprycel	194	101	295	623	175	798	(69)%	(42)%	(63)%	(69)%	(41)%	(63)%
Abraxane	73	137	210	299	149	448	(76)%	(8)%	(53)%	(76)%	(6)%	(52)%
Other Legacy Products(b)	182	239	421	191	259	450	(5)%	(7)%	(6)%	(5)%	(7)%	(6)%
Total Legacy Portfolio	8,411	2,900	11,311	10,409	3,269	13,678	(19)%	(11)%	(17)%	(19)%	(12)%	(17)%
Total Revenues	$16,392	$7,078	$23,470	$17,277	$6,789	$24,066	(5)%	4%	(2)%	(5)%	5%	(2)%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Includes Puerto Rico.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	7%	—%	7%	4%	(3)%	7%
Opdivo Qvantig	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	23%	3%	20%	8%	(1)%	9%
Yervoy	22%	2%	21%	15%	(2)%	17%
Reblozyl	51%	5%	46%	48%	—%	47%
Opdualag	161%	7%	155%	187%	—%	187%
Breyanzi	183%	16%	167%	190%	5%	185%
Camzyos	>200%	NM	>200%	>200%	NM	>200%
Zeposia	15%	5%	10%	18%	1%	17%
Abecma	(1)%	5%	(7)%	20%	—%	19%
Sotyktu	116%	7%	109%	125%	—%	125%
Krazati	(32)%	1%	(33)%	62%	(2)%	65%
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	56%	1%	55%	45%	—%	45%
Total Growth Portfolio	24%	2%	23%	19%	(2)%	20%
Legacy Portfolio
Eliquis	18%	6%	12%	10%	1%	9%
Revlimid	(44)%	1%	(44)%	(42)%	(1)%	(41)%
Pomalyst/Imnovid	(49)%	2%	(51)%	(52)%	—%	(52)%
Sprycel	(38)%	1%	(38)%	(42)%	(1)%	(41)%
Abraxane	(7)%	(1)%	(5)%	(8)%	(3)%	(6)%
Other Legacy Products(c)	(4)%	1%	(5)%	(7)%	(1)%	(7)%
Total Legacy Portfolio	(6)%	4%	(9)%	(11)%	—%	(12)%
Total Revenues	10%	3%	8%	4%	(1)%	5%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Puerto Rico.
(b)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	7%	—%	7%	8%	(1)%	9%
Opdivo Qvantig	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	2%	1%	1%	(1)%	—%	(1)%
Yervoy	16%	1%	15%	11%	(1)%	12%
Reblozyl	34%	1%	33%	34%	—%	34%
Opdualag	21%	—%	20%	22%	—%	22%
Breyanzi	125%	3%	122%	134%	1%	132%
Camzyos	87%	1%	86%	88%	—%	88%
Zeposia	—%	1%	(2)%	(1)%	—%	(2)%
Abecma	(8)%	2%	(11)%	7%	—%	7%
Sotyktu	31%	2%	29%	29%	—%	29%
Krazati	51%	—%	51%	81%	—%	81%
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	35%	—%	35%	30%	—%	30%
Total Growth Portfolio	18%	1%	17%	17%	(1)%	18%
Legacy Portfolio
Eliquis	8%	1%	6%	2%	—%	1%
Revlimid	(38)%	—%	(38)%	(41)%	—%	(41)%
Pomalyst/Imnovid	(26)%	—%	(27)%	(25)%	—%	(25)%
Sprycel	(72)%	—%	(72)%	(63)%	—%	(63)%
Abraxane	(55)%	—%	(54)%	(53)%	(1)%	(52)%
Other Legacy Products(c)	(1)%	1%	(1)%	(6)%	—%	(6)%
Total Legacy Portfolio	(14)%	1%	(15)%	(17)%	—%	(17)%
Total Revenues	1%	1%	—%	(2)%	—%	(2)%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF GAAP AND NON-GAAP GROWTH DOLLARS AND PERCENTAGES EXCLUDING FOREIGN EXCHANGE IMPACT *
(Unaudited, dollars in millions)

THREE MONTHS	2025	2024	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2025 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$12,269	$12,201	$67	1%	$87	$12,182	1%	—%
Gross profit	8,898	8,934	(37)	—%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	8,913	9,230	(317)	(3)%	N/A	N/A	N/A	N/A

Gross margin(b)	72.5%	73.2%
Gross margin excluding specified items(a)	72.6%	75.6%

Selling, general and administrative	1,713	1,928	(216)	(11)%	(8)	1,705	—%	(12)%
Selling, general and administrative excluding specified items(a)	1,691	1,922	(232)	(12)%	(8)	1,683	—%	(12)%

Research and development	2,580	2,899	(318)	(11)%	(9)	2,571	—%	(11)%
Research and development excluding specified items(a)	2,263	2,295	(32)	(1)%	(9)	2,254	—%	(2)%

Operating margin(c)	37.5%	33.7%
Operating margin excluding specified items(a)	40.4%	41.1%

SIX MONTHS	2025	2024	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2025 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$23,470	$24,066	$(596)	(2)%	$(50)	$23,520	—%	(2)%
Gross profit	17,066	17,867	(801)	(4)%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	17,096	18,185	(1,089)	(6)%	N/A	N/A	N/A	N/A

Gross margin(b)	72.7%	74.2%
Gross margin excluding specified items(a)	72.8%	75.6%

Selling, general and administrative	3,297	4,295	(998)	(23)%	7	3,304	—%	(23)%
Selling, general and administrative excluding specified items(a)	3,274	3,911	(637)	(16)%	7	3,281	—%	(16)%

Research and development	4,837	5,594	(757)	(14)%	2	4,839	—%	(13)%
Research and development excluding specified items(a)	4,498	4,641	(143)	(3)%	2	4,500	—%	(3)%

Operating margin(c)	38.1%	33.2%
Operating margin excluding specified items(a)	39.7%	40.0%

*    Foreign exchange impacts were derived by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results.
** See "Use of Non-GAAP Financial Information".
(a)    Refer to the Specified Items schedule below for further details.
(b)    Represents Gross profit as a percentage of Revenues.
(c)    Operating margin represents Gross profit less Selling, general and administrative expenses and Research and development expenses, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Inventory purchase price accounting adjustments	$13	$13	$25	$21
Intangible asset impairment	—	280	—	280
Site exit and other costs	3	3	5	17
Cost of products sold	16	296	30	318

Acquisition related charges(a)	19	—	19	372
Site exit and other costs	3	6	5	12
Selling, general and administrative	22	6	23	384

IPRD impairments	300	590	300	590
Acquisition related charges(a)	—	—	—	348
Site exit and other costs	18	14	39	15
Research and development	318	604	339	953

Amortization of acquired intangible assets	830	2,416	1,660	4,773

Interest expense(b)	(12)	(12)	(24)	(25)
Provision for restructuring	223	260	356	480
Integration expenses	32	74	74	145
Litigation and other settlements	—	61	246	61
Acquisition expenses	3	1	5	50
Equity investment (gain)/losses	21	(107)	98	(209)
Contingent consideration	336	—	336	—
Other	(2)	—	—	10
Other (income)/expense, net	602	277	1,091	512

Increase to Earnings before income taxes	1,788	3,599	3,143	6,940

Income taxes on items above	(114)	(585)	(257)	(925)
Income tax reserve releases	—	(502)	—	(502)
Income taxes	(114)	(1,087)	(257)	(1,427)

Increase to net earnings	$1,674	$2,512	$2,887	$5,513
(a)    Includes cash settlement of unvested stock awards, and other related costs incurred in connection with recent acquisitions.
(b)    Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,898	$16	$8,913	$17,066	$30	$17,096
Selling, general and administrative	1,713	(22)	1,691	3,297	(23)	3,274
Research and development	2,580	(318)	2,263	4,837	(339)	4,498
Amortization of acquired intangible assets	830	(830)	—	1,660	(1,660)	—
Other (income)/expense, net	494	(602)	(108)	833	(1,091)	(258)
Earnings/(Loss) before income taxes	1,773	1,788	3,561	4,744	3,143	7,887
Income tax provision	460	114	573	969	257	1,226
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,310	$1,674	$2,985	$3,766	$2,887	$6,653

Weighted-average common shares outstanding—diluted	2,038	2,038	2,038	2,039	2,039	2,039
Diluted earnings/(loss) per share	$0.64	$0.82	$1.46	$1.85	$1.42	$3.26

Effective tax rate	25.9%	(9.8)%	16.1%	20.4%	(4.9)%	15.5%

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,934	$296	$9,230	$17,867	$318	$18,185
Selling, general and administrative	1,928	(6)	1,922	4,295	(384)	3,911
Research and development	2,899	(604)	2,295	5,594	(953)	4,641
Amortization of acquired intangible assets	2,416	(2,416)	—	4,773	(4,773)	—
Other (income)/expense, net	273	(277)	(4)	354	(512)	(158)
Earnings/(Loss) before income taxes	1,286	3,599	4,885	(10,230)	6,940	(3,290)
Income tax provision	(398)	1,087	689	(6)	1,427	1,421
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,680	$2,512	$4,192	$(10,231)	$5,513	$(4,718)

Weighted-average common shares outstanding—diluted	2,029	2,029	2,029	2,025	2,025	2,025
Diluted earnings/(loss) per share	$0.83	$1.24	$2.07	$(5.05)	$2.72	$(2.33)

Effective tax rate	(30.9)%	45.0%	14.1%	0.1%	(43.3)%	(43.2)%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF JUNE 30, 2025 AND DECEMBER 31, 2024
(Unaudited, dollars in millions)

	June 30, 2025	December 31, 2024

Cash and cash equivalents	$12,599	$10,346
Marketable debt securities - current	1,004	513
Marketable debt securities - non-current	346	320
Cash, cash equivalents and marketable debt securities	$13,950	$11,179
Short-term debt obligations	(4,715)	(2,046)
Long-term debt	(44,470)	(47,603)
Net debt position	$(35,235)	$(38,470)